Exhibit 10.18

RESEARCH & DEVELOPMENT AGREEMENT
SECOND AMENDMENT

Between:

Roche Diagnostics GmbH
Sandhofer Strasse 16
68305 Mannheim
Federal Republic of Germany

(hereinafter referred to as “RDG”)

and

CombiMatrix Corporation
6500 Harbour Heights Pkwy.
Mukilteo, WA 98275
USA

-  hereinafter referred as to “CBMX”

WHEREAS, the Parties wish to amend their R&D Agreement dated September 25th 2002 as amended on March 25th 2003 as follows:

A New Article, 4A, shall be inserted in between Section 4.3 and Section 5 as follows:

“4A. COMPLETION OF DEVELOPMENT PROGRAM

As of December 31st 2003, RDG’s obligations to make any further payments under Article 4 herein and CBMX’s obligations to perform further R&D for RDG under Article 2 and Annex I of the Development Program are terminated. Therefore, as of 03 November 2003, there are no further obligations of either party resulting from the R&D Agreement to make any further payments or to perform any R&D services. As a result, the Development Program of Annex I of the R&D Agreement shall be terminated with the effect of December 31st 2003.

IN WITNESS WHEREOF the Parties hereto have signed this Second Amendment:

Penzberg, Germany, March 19, 2004	Mukilteo, Washington March 26, 2004

Roche Diagnostics GmbH	CombiMatrix Corporation

By: /s/ Volker Pfahlert	By: /s/ Amit Kumar
Volker Pfahlert	Amit Kumar

i.V.

By: /s/ Stefan Willemsen	By: /s/ Scott Burrell
Stefan Willemsen	Scott Burrell